Auriga Laboratories, Inc.
2029 Century Park East, Suite 1130
Los Angeles, CA 90067

January 25, 2007

Mr. Philip S. Pesin, Manager
Sorrento Financial Partners, LLC
11601 Wilshire Blvd., Suite 500
Los Angeles, CA 90025

RE:	Amendment to Secured Note

Dear Mr. Pesin:

        This letter agreement (“Agreement”) hereby amends the 8% Senior Secured Convertible Note by and between Sorrento Financial Partners, LLC (“Sorrento”) and Auriga Laboratories, Inc. (“Auriga”) entered into August 4, 2006 (the “Secured Note”) as follows:

        FIRST: The initial heading and paragraph of the Note shall be deleted in its entirety and replaced with the following:

“SECURED CONVERTIBLE NOTE
DUE OCTOBER 15, 2007

        FOR VALUE RECEIVED, Auriga Laboratories, Inc., a Delaware corporation (the “Company”) promises to pay to Sorrento Financial Partners, LLC or its registered assigns (the “Holder”), the principal sum of $632,000 on the payment schedule listed in Section 3 with the final payment due on or before October 15, 2007 (the “Maturity Date”), and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:"

        SECOND: Section 2. Interest, Subsection (a) of the Secured Note shall be deleted in its entirety and replaced with the following:

“(a) Payment of Interest. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the annual rate of 8%, payable monthly in arrears beginning on the first day of the first month after the Original Issue Date through February 14, 2007.

The Company shall also pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the annual rate of 10%, payable monthly in arrears beginning on February 15, 2007 and on each Conversion Date (as to that principal amount then being converted) and on the Maturity Date (except that, if any such date is not a Business Day, then such payment shall be due on the next succeeding Business Day) (each such date, an “Interest Payment Date”).”

        THIRD: Section 3. Voluntary Prepayment. shall be deleted in its entirety and replaced with the following:

“Section 3. Payment Schedule.

        (a) Initial Principal Payment. The Company shall pay One Hundred Thirty Two Thousand Dollars ($132,000) of principal to the Holder on February 15, 2007 (“Initial Principal Payment”). The remaining principal shall be Five Hundred Thousand Dollars ($500,000) (“Remaining Principal”) after payment of the Initial Principal Payment and shall become due and payable as set out in subsection (b).

        (b) Remaining Principal Payments. The Remaining Principal shall be paid in equal monthly installments of One Hundred Thousand Dollars ($100,000) beginning on June 15, 2007 with the final payment due on the Maturity Date of October 15, 2007.

        (c) Voluntary Prepayment. The Company may prepay all or any portion of this Note at any time without penalty or premium.”

        FOURTH: Section 9. Miscellaneous. Subsection (d) Security Interest. shall be deleted in its entirety and replaced with the following:

        “(d) Security Interest. This Note is a direct debt obligation of the Company and is secured by a perfected security interest in all of the assets of the Company for the benefit of the Holder.”

        FIFTH: Section 9. Miscellaneous. Subsection (j) Seniority. shall be deleted in its entirety and replaced with the following:

        “(j) Seniority. This Note is subordinate in right of payment to any and all other indebtedness of record of the Company senior in time to the Original Issue Date of this Note.”

        SIXTH: The Secured Note shall remain the same in all other respects. This Agreement contains the entire understanding of the parties with respect to its subject matter, with the exception of the Secured Note that shall be incorporated by reference, and supersedes any and all prior agreements, and neither it nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by each of the parties hereto.

        This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

        If the foregoing sets forth the understanding between us, please so indicate on the enclosed signed copy of this letter in the space provided therefore and return it to us, whereupon this letter shall constitute a binding amendment to the Secured Note.

Very truly yours, AURIGA LABORATORIES, INC.

/s/ Charles R. Bearchell By: Charles R. Bearchell Title: Chief Financial Officer

Accepted and agreed to as of the date set forth above:

SORRENTO FINANCIAL PARTNERS, LLC

/s/ Philip S. Pesin
By: Philip S. Pesin
Title: Manager

/s/ Philip S. Pesin
By: Philip S. Pesin, in his individual capacity, with respect to Section 8